Exhibit 99.1

Media Contact	Investor Contact
Ed Steadham 203-578-2287	Terry Mangan 203-578-2318
esteadham@websterbank.com	tmangan@websterbank.com

WEBSTER FINANCIAL CORPORATION ANNOUNCES 2008 SECOND

QUARTER EARNINGS CONFERENCE CALL

WATERBURY, Conn., June 23, 2008 – Webster Financial Corporation (NYSE: WBS), the holding company for Webster Bank, N.A., announced today the following details for its 2008 second quarter earnings release and conference call:

Earnings Release:	Tuesday, July 22, 2008, at approximately 8:00 a.m. EDT

Conference Call:	Tuesday, July 22, 2008, 9:00 a.m. EDT

Dial-in number:	(877) 407-8289 or (201) 689-8341 for international callers

Webcast:	Via Webster’s website at www.wbst.com.

Web Replay:	Will be available shortly after the call’s completion, also at www.wbst.com

Telephone Replay:	Will be available for one week, beginning at 11:00 am EDT on Tuesday, July 22, 2008

Replay Number:	(877) 660-6853 or (201) 612-7415 for international calls. The replay account number is 295 and the replay conference number is 289650.

Webster Financial Corporation is the holding company for Webster Bank, National Association. With $17.2 billion in assets, Webster provides business and consumer banking, mortgage, financial planning, trust and investment services through 181 banking offices, 484 ATMs, telephone banking and the Internet. Webster Bank owns the asset-based lending firm Webster Business Credit Corporation, the insurance premium finance company Budget Installment Corp., Center Capital Corporation, an equipment finance company headquartered in Farmington, Connecticut and provides health savings account trustee and administrative services through HSA Bank, a division of Webster Bank. Member FDIC and equal housing lender. For more information about Webster, including past press releases and the latest annual report, visit the Webster website at www.WebsterOnline.com.

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